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                                                                    Exhibit 23.1



                           Consent of Independent Auditors


We consent to the use of our report on the financial statements for the year ended December 31, 1996 of Revco Inc. dba Northridge Pharmacy, dated October 19, 1997 in the Form 10QSB/A of HORIZON Pharmacies, Inc.




Herold, Howard & Madsen, P.C.
Certified Public Accountants
Dallas, Texas
October 23, 1997